UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2021

HOLLEY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39599	87-1727560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, KY		42101
(Address of principal executive offices)		(Zip Code)

(270) 495-4081

(Registrant’s telephone number, including area code)

Empower Ltd.

c/o MidOcean Partners

245 Park Avenue, 38th Floor

New York, NY 10167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLLY	New York Stock Exchange
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	HLLY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 16, 2021 (the “Closing Date”), Holley Inc., a Delaware corporation (formerly known as Empower Ltd.) (prior to the Closing Date, “Empower” and after the Closing Date, “Holley”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger dated March 11, 2021 (the “Merger Agreement”), by and among Empower Ltd., a Cayman Islands exempted company, Empower Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Empower (“Merger Sub II”), and Holley Intermediate Holdings, Inc., a Delaware corporation (“Holley Intermediate”). In connection with the Closing, the registrant changed its name from Empower Ltd. to Holley Inc.

The Merger Agreement provided for, among other things, the following transactions: (i) Empower changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and, in connection with the Domestication, (A) each outstanding Class A ordinary share, par value $0.0001, of Empower (“Empower Class A Share”) converted automatically into one share of common stock of Holley, par value $0.0001 per share (the “Common Stock”) and (B) each outstanding Class B ordinary share of Empower converted automatically into one share of Common Stock; and (ii) following the Domestication, (A) Merger Sub I merged with and into Holley Intermediate, with Holley Intermediate surviving as a wholly owned subsidiary of Empower (“Merger I”), (B) immediately following Merger I, Holley Intermediate merged with and into Merger Sub II, with Merger Sub II surviving as a limited liability company and a wholly owned subsidiary of Empower (“Merger II” and, together with Merger I, the “Mergers”). The transactions set forth in the Merger Agreement, including the Mergers, constituted a “Business Combination” as contemplated by Empower’s amended and restated memorandum and articles of association.

The material provisions of the Merger Agreement are described in Empower’s definitive proxy statement/prospectus on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2021 (as amended, the “Proxy Statement/Prospectus”) in the section entitled “Proposal No.1—The Business Combination Proposal—The Merger Agreement” beginning on page 104, which is incorporated by reference herein.

A&R FPA

Concurrent with the execution of the Merger Agreement, Empower amended and restated that certain Forward Purchase Agreement, dated as of October 6, 2020, by and between Empower and Empower Funding LLC, a Delaware limited liability company (the “A&R FPA Investor”, and such agreement the “A&R FPA”), whereby the parties agreed to modify certain conditions thereto with respect to the review and approval rights of certain affiliates of the A&R FPA Investor. Pursuant to the A&R FPA, the A&R FPA Investor agreed to purchase 5,000,000 units of Empower (each unit representing a right to acquire (i) one Empower Class A Share and (ii) a warrant to purchase one-third of one Empower Class A Share at an exercise price of eleven dollars fifty cents ($11.50) that was included in the units sold as part of Empower’s initial public offering, referred to herein as an “Empower Unit”). at a per unit price of $10.00 substantially concurrent with the Closing.

On July 9, 2021, the A&R FPA Investor entered into that certain Assignment and Assumption Agreement with MidOcean Partners V, L.P. and MidOcean Partners V Executive, L.P. (collectively, “New FPA Purchasers”) pursuant to which the A&R FPA Investor assigned 4,975,000 Empower Units to MidOcean Partners V, L.P. and 25,000 Empower Units to MidOcean Partners V Executive, L.P. Immediately prior to the Domestication, New FPA Purchasers were issued 5,000,000 Empower Units for an aggregate purchase price of $50,000,000 and, following the Domestication, such Empower Units were subsequently separated into shares of underlying Common Stock and warrants to acquire Common Stock.

PIPE Financing

Concurrent with the execution of the Merger Agreement, Empower entered into subscription agreements (each, a “PIPE Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Empower agreed to issue and sell to the PIPE Investors an aggregate of 24 million shares of Common Stock, at a per share price of $10.00 for an aggregate purchase price of $240,000,000, concurrent with the Closing, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). The PIPE Subscription Agreement contains customary representations and warranties of Empower, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the transactions contemplated by the Merger Agreement. Each PIPE Subscription Agreement provides the PIPE Investors certain customary registration rights.

A description of the PIPE Subscription Agreements is included in the Proxy Statement/Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal—Other Agreements—PIPE Agreements” beginning on page 117, which is incorporated herein by reference.

The foregoing description of each of the Merger Agreement, A&R FPA and the PIPE Subscription Agreements is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, the A&R FPA, a copy of which is attached hereto as Exhibit 10.1, and the PIPE Subscription Agreements, a copy of the form of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

A&R Registration Rights Agreement

Concurrent with the Closing, Empower Sponsor Holdings, LLC, a Delaware limited liability company (“Sponsor”), Holley and Holley Parent Holdings, LLC, a Delaware limited liability company (“Holley Stockholder,” and together with Sponsor and Holley, the “RRA Holders”), entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which Holley agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of Common Stock and other equity securities of Holley that are held by the RRA Holders from time to time. Under the A&R Registration Rights Agreement, the Holley Stockholder and

Sponsor are entitled within any twelve-month period to make four written shelf takedown requests that Holley register the resale of any or all of their Common Stock on Form S-3 (or Form S-1 if Holley is ineligible to use Form S-3), so long as such demand is for at least $30,000,000 in shares of Common Stock of all stockholders participating in such shelf takedown, or all registrable securities held by the requesting party. Subject to certain customary exceptions, if Holley proposes to file a registration statement under the Securities Act with respect to its securities, Holley will give notice to the relevant security holders party to the A&R Registration Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the resale of such number of their Common Stock as requested by such stockholders, subject to customary cutbacks in an underwritten offering. Any other stockholders of Holley with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering.

The foregoing description of the A&R Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Stockholders’ Agreement

Concurrent with the Closing, Sponsor, the Holley Stockholder, certain affiliates of Sponsor (the “Sponsor Investors”), Holley and certain affiliates of the Holley Stockholder (the “Sentinel Investors”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), pursuant to which the Holley Stockholder and the Sponsor have the right to designate nominees for election to Holley’s board of directors subject to certain beneficial ownership requirements. The number of nominees that Holley Stockholder, on the one hand, and the Sponsor, on the other hand, are entitled to nominate under the Stockholders’ Agreement is dependent on the Sentinel Investors’ and the Sponsor Investors’, respectively, beneficial ownership of shares of Common Stock. For so long as the Sentinel Investors beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 43,491,429 shares, 26,634,286 shares, and 9,777,143 shares (36.9%, 22.6% and 8.3% of the number of shares of Common Stock issued and outstanding at the Closing) respectively, the Holley Stockholder has the right to nominate three, two or one director(s), respectively. For so long as the Sponsor Investors beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 3,050,000 shares or 1,525,000 shares (50% and 25% of the number of shares of Common Stock beneficially owned by the Sponsor Investors at the Closing), respectively, the Sponsor has the right to nominate two or one director(s), respectively. In addition, the Holley Stockholder, on the one hand, and the Sponsor, on the other hand, have the right to designate the replacement for any of their respective designees whose board service has terminated prior to the end of such director nominee’s term. The Holley Stockholder, on the one hand, and the Sponsor, on the other hand, also have the right to have their respective designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules.

The foregoing description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

PIPE Subscription Agreements

MidOcean Partners V, LP, an affiliate of the Sponsor, entered into a PIPE Subscription Agreement with Empower on March 11, 2021 to purchase up to 1,950,000 shares of Common Stock in connection with the Business Combination for an aggregate purchase price of $19.5 million. The terms of the PIPE Subscription Agreement entered into with MidOcean Partners V, LP are the same as other PIPE Investors. With the consent of Empower, MidOcean Partners V, LP assigned (i) 50,000 shares under its PIPE Subscription Agreement to a new PIPE Investor on March 17, 2021, (ii) 100,000 shares under its PIPE Subscription Agreement to another new PIPE Investor on May 11, 2021, and (iii) 700,000 shares under its PIPE Subscription Agreement to certain new PIPE Investors on June 25, 2021.

The foregoing description of the PIPE Subscription Agreements is not complete and is qualified in its entirety by reference to the complete text of the form of PIPE Subscription Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Incentive Plan

On April 7, 2021, Empower’s board of directors approved the Holley Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”). On July 14, 2021, Empower’s shareholders approved the Incentive Plan at the Extraordinary Meeting (as defined below) and on July 16, 2021, the newly constituted board of directors of Holley ratified the Incentive Plan. The purpose of the Incentive Plan is to advance the interests of Holley and its stockholders by providing an incentive program that will enable Holley to attract, retain and award employees, consultants and directors and to provide them with an equity interest in the growth and profitability of Holley. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards. No awards were granted under the Incentive Plan prior to its approval by the shareholders of Empower.

On July 16, 2021, concurrent with the Closing and each executive’s appointment as an executive officer of Holley, the board of directors of Holley approved the grant to each of Tom Tomlinson, Dominic Bardos, Vinod Nimmagadda, Sean Crawford, Terrill Rutledge, Stephen Trussell and Jason Bruce of options to purchase 584,622, 179,711, 142,502, 124,963, 99,916, 64,080 and 58,612 shares of Common Stock (the “Option Awards”), respectively, under the Incentive Plan. Each Option Award will vest in three equal installments on each of the first three anniversaries of the Closing, subject to the executive’s continued employment through the applicable vesting date.

In addition, certain restricted stock unit grants, and their terms and conditions, are expected to be approved and issued pursuant to the Incentive Plan upon registration of a Form S-8, which is expected to be filed in 60 days following the Closing Date. All awards under the Incentive Plan will be granted at the discretion of the board of directors of Holley.

The foregoing descriptions of the Incentive Plan and Option Awards are not complete and are qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.7, and the form of Option Award, a copy of which is attached hereto as Exhibit 10.22, and in each case are incorporated herein by reference.

Executive Employment Agreements

In connection with the Mergers, each of Messrs. Tom Tomlinson, Sean Crawford, Terrill M. Rutledge, Vinod Nimmagadda and Dominic Bardos, (each an “Officer”) entered into an executive employment agreement with Holley Intermediate, which were subsequently assigned to Holley. Such agreements are referred to herein as the “New Employment Agreements,” and the material terms of these agreements are summarized below. The New Employment Agreements were effective upon the consummation of the Mergers and each agreement generally provides for an initial five (5) year term, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-extension to the other party. Each New Employment Agreement provides for an annual base salary, (such base salary equal to $500,000, $285,000, $227,875, $325,000 and $410,000 for each of Messrs. Tomlinson, Crawford, Rutledge, Nimmagadda and Bardos, respectively), that each Officer is eligible to earn a target annual bonus based on performance (such target bonus equal to 100% of base salary for Mr. Tomlinson, 65% of base salary for Mr. Bardos, 60% of base salary for Mr. Nimmagadda, and 50% of base salary for each of the other Officers), and eligibility to participate in benefit plans.

In the event that an Officer is terminated for cause (as defined in the New Employment Agreements) or resigns for any reason, or, in the case of Mr. Tomlinson, resigns without good reason (as defined in the New Employment Agreement), then such Officer shall be entitled to, among other benefits, any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with Holley’s policy, and all accrued benefits (e.g., benefits plans, equity awards, grants, in each case in accordance with their terms) (collectively, the “Accrued Benefits”). Additionally, in the event that an Officer is terminated without cause, or, in the case of Mr. Tomlinson only, resigns for good reason, then such Officer shall be entitled to, among other benefits, the Accrued Benefits, six months’ (12 months’ for each of Messrs. Tomlinson and Bardos) salary paid in regular installments in accordance with Holley’s general payroll practice (as specified in the Officer’s New Employment Agreement), and an annual bonus, if any, that such Officer would have been entitled to for the year in which termination occurs (on a pro-rated basis for any partial year) based on actual financial results for such year and on an assumed target-level achievement by the executive of any personal performance objectives for such annual bonus, and, in the case of Mr. Tomlinson only, reimbursement of COBRA benefits under Holley’s group health plan for 12 months.

Each Officer agreed to certain non-competition, non-interference and non-solicit restrictions during the term of the New Employment Agreement and for one year thereafter. Further, during the employment term and for two years thereafter, each Officer agreed to (i) not solicit any employee of Holley or any of its subsidiaries to leave such employment or hire such employee or materially assist any other person in hiring any such employee and (ii) not interfere or induce any other person or entity in interfering, with the relationship between Holley or any of its subsidiaries and any of their joint ventures.

The foregoing description of the New Employment Agreements is not complete and is qualified in its entirety by reference to the complete text of each of the New Employment Agreements with named executive officers, copies of which are attached hereto and filed as Exhibits 10.9 through 10.13 to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreements

Holley entered into indemnification agreements with each of the directors and executive officers that obligate Holley to indemnify them to the maximum extent permitted by Delaware law. The indemnification agreements provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee, agent, or trustee of Holley or as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, Holley must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Delaware law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require Holley to advance reasonable expenses incurred by the indemnitee within twenty days of the receipt by Holley of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and includes or is accompanied by a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established by final judicial decision of a court from which there is no further right to appeal, that the indemnitee is not entitled to be indemnified for such expenses by Holley as provided by the indemnification agreements or otherwise.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of Holley.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the complete text of each of the indemnification agreements, the form of which is attached hereto and filed as Exhibit 10.14 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Each of the stockholder proposals included in the Proxy Statement/Prospectus was approved by Empower’s shareholders at an extraordinary general meeting of Empower’s shareholders in lieu of Empower’s 2021 annual meeting held on July 14, 2021 (the “Extraordinary Meeting”).

In connection with the consummation of the Mergers, all of the 6,250,000 outstanding Class B ordinary share, par value $0.0001, of Empower (the “Founder Shares”) were converted into shares of Common Stock on a one-for-one basis.

Pursuant to the Merger Agreement, at the Closing, all outstanding shares of Holley Intermediate common stock as of immediately prior to the effective time of Merger I were cancelled and the Holley Stockholder received $264,717,627.49 in cash and 67,673,884 shares of Common Stock (at a deemed value of $10.00 per share). Adjustments to consideration paid to the Holley Stockholder are further described in the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement” on page 104 of the Proxy Statement/Prospectus.

As of the Closing Date, and immediately following the consummation of the Business Combination, Holley had the following issued and outstanding securities:

•	117,993,139 shares of Common Stock (inclusive of the inclusive of 2,187,500 Earn-Out Shares and issuances pursuant to the Merger Agreement, PIPE Financing and A&R FPA);

•	10,000,000 public warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (including the public warrants issued pursuant to the A&R FPA) (the “Public Warrants”); and

•	4,666,667 private placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Private Warrants”, together with Public Warrants, the “Warrants”).

The Earn-Out Shares and the their vesting conditions and terms are described in the section entitled “Proposal No. 1—The Business Combination Proposal—Other Agreements—Sponsor Agreement” on page 118 of the Proxy Statement/Prospectus.

FORM 10 INFORMATION

Prior to the Closing, Empower was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, Holley became a holding company whose only assets consist of equity interests in Holley Intermediate.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial of Holley. These statements are based on the beliefs and assumptions of the management. Although Holley believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Holley cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about the ability of Holley to:

•	access, collect and use personal data about consumers;

•	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

•	anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions;

•	manage risks associated with operational changes in response to the COVID-19 pandemic;

•

the ability to recognize the anticipated benefits of and successfully deploy the proceeds from the Business Combination, which may be affected by, among other things, competition, the ability to integrate the combined businesses and the ability of the combined business to grow and manage growth profitably;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;

•	retain and hire necessary employees;

•	increase brand awareness;

•	attract, train and retain effective officers, key employees or directors;

•	upgrade and maintain information technology systems;

•	acquire and protect intellectual property;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	effectively respond to general economic and business conditions;

•	maintain the listing on, or the delisting of Holley’s securities from, the New York Stock Exchange (the “NYSE”) or an inability to have our securities listed on another national securities exchange;

•	obtain additional capital, including use of the debt market;

•	enhance future operating and financial results;

•	anticipate rapid technological changes;

•	comply with laws and regulations applicable to its business, including laws and regulations related to environmental health and safety;

•	stay abreast of modified or new laws and regulations;

•	anticipate the impact of, and response to, new accounting standards;

•	respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;

•	anticipate the rise in interest rates which would increase the cost of capital;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners and resellers;

•	respond to uncertainties associated with product and service development and market acceptance;

•	manage to finance operations on an economically viable basis;

•	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; and

•	privacy and data protection laws, privacy or data breaches, or the loss of data.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report on Form 8-K are more fully described under the heading “Risk Factors” and elsewhere in the Proxy Statement/Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of the Proxy Statement/Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Holley. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Holley assess the impact of all such risk factors on the business of Holley, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to Holley or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Holley undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of Holley on the relevant subject. These statements are based upon information available to Holley as of the date of this Current Report on Form 8-K, and while Holley believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that Holley has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Business and Properties

The information set forth in the section of the Proxy Statement/Prospectus entitled “Information About Holley” beginning on page 186, including the information regarding the properties used in Holley’s business included in the subsection thereof entitled “Information About Holley—Properties” on page 196, and in the section of the Proxy Statement/Prospectus entitled “Information About Empower” beginning on page 173 is incorporated herein by reference.

Risk Factors

The risks associated with Holley’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 45, which is incorporated herein by reference.

Financial Information

Unaudited Consolidated Financial Statements

The unaudited consolidated financial statements as of and for the three month period from January 1, 2021 until March 31, 2021 of Empower are included in the Proxy Statement/Prospectus beginning on page F-23 are incorporated herein by references. These unaudited consolidated financial statements should be read in conjunction with the historical audited financial statements of Empower from August 19, 2020 (inception) through December 31, 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Selected Historical Financial and Other Information

The selected historical financial information set forth in the section of the Proxy Statement/Prospectus entitled “Selected Historical Financial Information of Empower” beginning on page 32 and “Selected Historical Financial Information of Holley” beginning on page 34 are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Managements’ discussion and analysis of the financial condition and results of operation prior to the Mergers is included in the Proxy Statement/Prospectus in the sections entitled “Empower’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 182 and “Holley’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 198, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to Holley regarding beneficial ownership of shares of Common Stock as of July 16, 2021 by:

•	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each of our named executive officers and directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each securityholder identified in the table possesses sole voting and investment power over all securities shown as beneficially owned thereby. Shares of Common Stock subject to options and Warrants that are exercisable or will be exercisable within 60 days of the date of this Current Report on Form 8-K are considered outstanding and beneficially owned by the person holding the option or Warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages set forth in the table below are based on 117,993,139 shares of Common Stock issued and outstanding as of July 16, 2021.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Holley Parent Holdings, LLC(2)	67,673,884	57.35%
MidOcean(3)	12,350,000	10.47%
Wasatch Advisors, Inc.(4)	8,626,811	7.31%
Named Executive Officers and Directors:
Matthew Rubel(5)	—	—%
Gina Bianchini(5)	—	—%
Tom Tomlinson(6)	—	—%
Owen M. Basham(6)	—	—%
James D. Coady(6)	—	—%
Ginger M. Jones	—	—%
Michelle Gloeckler	—	—%
Dominic Bardos(6)	—	—%
Vinod Nimmagadda(6)	—	—%
Sean Crawford(6)	—	—%
Terrill M. Rutledge(6)	—	—%
Brian Appelgate(6)	—	—%
All directors and executive officers as a group (13 individuals)	—	—%

(1)	Unless otherwise noted, the business address of each of the named executive officers and directors of Holley is c/o Holley Inc., 1801 Russellville Rd, Bowling Green, Kentucky 42101.
(2)

Consists of shares of Common Stock that is held by the Holley Stockholder. The Holley Stockholder is governed by the Holley Stockholder LLCA among Sentinel Capital Partners V, L.P. (“SCP V”), Sentinel Capital Partners V-A, L.P. (“SCP V-A”) and Sentinel Capital Investors V, L.P. (“SCI V” and, together with SCP V and SCP V-A, the “Sentinel Investors”) and the other members party thereto. By virtue of (a) the ability of the Sentinel Investors under the amended and restated limited liability company agreement of Holley Stockholder (the “Holley Stockholder LLCA”) to appoint and remove a majority of the members of the board of directors of the Holley Stockholder and (b) the ability of a majority of the board of directors of the Holley Stockholder to control investment and voting power over the shares of Common Stock held by the Holley Stockholder, the Sentinel Investors may be deemed to have beneficial ownership over the shares of Common Stock held of record by the Holley Stockholder. The Sentinel Investors are controlled by Sentinel Partners V, L.P. (“Sentinel Partners V”), their general partner, which is controlled by Sentinel Managing Company V, Inc. (“Sentinel Managing Company”), its general partner, which is controlled by David S. Lobel, its president and sole shareholder. Accordingly, each of Sentinel Partners V, Sentinel Managing Company and Mr. Lobel may be deemed to have beneficial ownership over the shares of Common Stock held by the Holley Stockholder. Each of the Sentinel Investors, Sentinel Partners V, Sentinel Managing Company and Mr. Lobel disclaims beneficial ownership of the shares of Common Stock held by the Holley Stockholder other than to the extent of their pecuniary interest therein. The address for each of the foregoing is c/o Sentinel Capital Partners, L.L.C., 330 Madison Avenue, 27th Floor, New York, NY 10017.

(3)

Amount excludes 6,333,333 shares of Common Stock underlying Warrants that are not exercisable within 60 days of the date hereof. The managing member of the Sponsor is MidOcean Associates V, L.P., a Delaware limited partnership (“Associates”). The general partner of MidOcean Partners V, L.P., a Delaware limited partnership (“Partners”) and MidOcean Partners Executive V, L.P., a Delaware limited partnership (“Executive”) is Associates. The general partner of Associates is Ultramar Capital, Ltd, a Cayman Islands company (“Ultramar”), which is controlled by James Edward Virtue (“Virtue”). Accordingly, (i) each of Partners, Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the shares held by Sponsor, and (ii) each of Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the shares held by Partners and Executive, and in each case, each of Sponsor, Partners, Executive, Associates, Ultramar and Virtue disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The business address of each of Sponsor, Executive, Partners, Associates, Ultramar and Virtue is 245 Park Avenue, 38th Floor, New York, NY 10167.

(4)

Based on the Schedule 13G/A filed with the SEC on April 9, 2021 by Wasatch Advisors, Inc. According to its Schedule 13G, Wasatch Advisors, Inc. reported having sole voting power over 3,526,811 Empower Class A Shares (as converted to Common Stock). The Schedule 13G contained information as of March 31, 2021. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108. Share ownership includes the Empower Class A Shares reported on Schedule 13G/A, dated April 9, 2021, and two PIPE Subscription Agreements entered into by each of Wasatch Microcap Fund and Wasatch Core Growth Fund, whereby such entities were issued 1,600,000 and 3,500,000 shares of Common Stock, respectively, concurrent with the consummation of the Business Combination.

(5)

Does not include any shares indirectly owned by this individual as a result of the individual’s membership interest in the Sponsor. Each of these individuals disclaims beneficial ownership of any shares except to the extent of their pecuniary interest therein.

(6)

Does not include any shares indirectly owned by this individual as a result of the individual’s securities interest in the Holley Stockholder. Each of these individuals disclaims beneficial ownership of any shares except to the extent of their pecuniary interest therein.

Information about Directors and Executive Officers

Our directors and officers are as follows:

Name	Age	Position
Matthew Rubel	63	Chairman

Tom Tomlinson	61	Director and Chief Executive Officer

James D. Coady	51	Director

Owen M. Basham	35	Director

Gina Bianchini	49	Director

Ginger M. Jones	56	Director

Michelle Gloeckler	55	Director

Dominic Bardos	56	Chief Financial Officer

Vinod Nimmagadda	28	EVP, Corporate Development & New Ventures

Sean Crawford	38	Chief Marketing Officer

Terrill M Rutledge	53	Chief Information Officer

Stephen Trussell	53	VP Finance

Jason Richard Bruce	50	VP Business Development

Information with respect to Holley’s directors immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Holley After the Business Combination” beginning on page 223, which information is incorporated herein by reference. Concurrent with the Closing, Holley appointed the following executive officers:

Dominic Bardos. Dominic Bardos currently serves as Chief Financial Officer, and prior to the Business Combination, previously served as Chief Financial Officer of Holley Intermediate since July 2021. Mr. Bardos has over 30 years of global finance and accounting experience across multiple industries, including retail, restaurant, consumer services, entertainment and hospitality. Most recently, he served as Vice President of Finance for Tractor Supply Company (Nasdaq: TSCO), the largest publicly traded rural lifestyle retailer from 2018 to 2021. Previously, he served as Chief Financial Officer for Cambridge Franchise Holdings, an operator of quick service restaurants across the southeast from 2017 to 2018. Additionally, he held several leadership positions at ServiceMaster (NYSE: SERV) including three years from 2014 to 2017 as the divisional Chief Financial Officer for Terminix, their largest international division. His experience also includes leadership positions in financial planning & analysis, strategic sourcing, supply chain, and customer service operations in large organizations such as Caesars Entertainment (Nasdaq: CZR), Hilton Hotels, and Harrah’s Entertainment. Dominic earned a Master of Business Administration in Finance and a Bachelor’s degree in Management from the University of Memphis, Fogelman College of Business & Economics.

Vinod Nimmagadda. Vinod Nimmagadda currently serves as Executive Vice President of Corporate Development & New Ventures, and prior to the Business Combination, previously served as Executive Vice President of Corporate Development & New Ventures of Holley Intermediate since July 2021. Mr. Nimmagadda has over 8 years of finance and investment banking experience within the automotive aftermarket. Most recently, he served as a Vice President within Jefferies Group LLC from 2019 to 2021, and served in various other investment banking roles at Jefferies Group LLC since 2015. Previously, he served as an investment banking analyst within BB&T’s investment banking division from 2014 to 2015. Vinod earned a Bachelor’s degree in Financial Economics from Columbia University.

Sean Crawford. Sean Crawford currently serves as Chief Marketing Officer, and prior to the Business Combination, previously served as Chief Marketing Officer of Holley Intermediate since May 2020. Mr. Crawford brings nearly 20 years of automotive aftermarket industry experience. During his career, Mr. Crawford has led various marketing organizations for automotive aftermarket brand portfolios under both public and private equity ownership. Most recently, he served as President of JE Pistons, a leading manufacturer of high-performance engine parts from 2019 to 2020. Previously, Mr. Crawford held several leadership positions at Race Winning Brands, a portfolio of high-performance automotive aftermarket brands, including Vice President of Marketing and Business Development from 2017 to 2019, and Director of Marketing and Business Development from 2016 to 2017. Prior to that, Mr. Crawford led the automotive performance brands marketing organization at Performance Motorsports International from 2013 to 2017 as Director of Marketing and Business Development. His experience also includes leadership positions directing product and engineering organizations. Mr. Crawford is an active and passionate automotive enthusiast, and enjoys vehicles of all types and vintages. He holds a Bachelor’s Degree in Business Administration with an emphasis in Marketing and Management and a Master of Business Administration (MBA) degree from Concordia University Irvine.

Terrill M. Rutledge. Terrill Rutledge currently serves as Chief Information Officer, and prior to the Business Combination, previously served as Chief Information Officer of Holley Intermediate since 2019. Mr. Rutledge has over 31 years of information systems and business operations experience across multiple industries, including manufacturing, retail, software development, automotive, print media and advertising. Most recently, he served as Senior Vice President of Operations for Holley Performance from 2009 to 2019 prior to being promoted to CIO. Terrill also served as Vice President of Materials and Director of Information Technology for Holley between 2003 and 2009. Previously, he worked for Accuride Corporation as Director of Supply Chain Management, a tier 1 supplier to the heavy duty automotive industry. Additionally, he held several leadership positions at Accuride, including five years as the Director of Business Systems. Prior to Accuride, he worked for ZML, a software development company, Helig Meyers, a furniture retail corporation, and R.R. Donnelley & Sons, a print media corporation. Mr. Rutledge earned a Master’s Degree in Management and Bachelor’s Degree in Business Management from Brescia University.

Stephen Trussell. Stephen Trussell currently serves as Vice President of Finance, and prior to the Business Combination, previously served as Vice President of Finance of Holley Intermediate since January 2009. Mr. Trussell previously served as Corporate Controller for Holley Intermediate from 2003 and 2009. He has over 30 years of accounting experience across multiple industries, including retail, restaurant, manufacturing and financial services. Prior to joining Holley, he was a senior manager at KPMG, where he spent 12 years with KPMG in its audit group. Mr. Trussell earned a Bachelor’s degree in Accounting from Virginia Tech University.

Jason Richard Bruce. Jason Bruce currently serves as Vice President of Business Development, and prior to the Business Combination, previously served various capacities since joining Holley Intermediate in 1999. He has over 30 year of experience in the performance automotive aftermarket and has held leadership positions at Hooker Headers, Street Scene Equipment and Advanced Flow Engineering. Mr. Bruce is responsible for overseeing sales initiatives and relationships throughout the distribution channel partners that includes E-Retailers, National Retailers, Performance Distributors and Direct-To-Consumer. His experiences also includes marketing, advertising, product/brand management, merchandising, event planning and forecasting. Mr. Bruce graduated Platt College of Graphic Design in Ontario, California.

Resignations and Appointments

In connection with the Closing, other than Mr. Rubel and Ms. Bianchini, each of Empower’s directors prior to the Closing resigned from their respective position as a director of Empower, in each case effective as of the effective time on the Closing Date.

Effective as of immediately following the Closing, the board of directors appointed Mses. Gina Bianchini, Ginger M. Jones and Michelle Gloeckler and Messrs. Matthew Rubel, Tom Tomlinson, James D. Coady and Owen M. Basham to serve on the board of directors, until the next annual meeting following the expiration of such director’s initial term (as set forth below) or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. Biographies of each of Mses. Bianchini, Jones and Gloeckler and Messrs. Rubel, Tomlinson, Coady and Basham are set forth in the Proxy Statement/Prospectus entitled “Management of New Holley After the Business Combination” beginning on page 223, and are incorporated by reference herein.

In connection with the Closing, the structure of the board of directors increased to seven (7) directors. Additionally, the board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mses. Bianchini and Gloeckler, will expire at Holley’s first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ms. Jones and Messr. Coady, will expire at Holley’s second annual meeting of stockholders (the “Class II Directors”). The term of office of the third class of directors, consisting of Messrs. Rubel, Tomlinson and Basham, will expire at Holley’s third annual meeting of stockholders (the “Class III Directors”).

In connection with the consummation of the Mergers, on the Closing Date, Mr. Tomlinson was appointed to serve as Holley’s Chief Executive Officer, Dominic Bardos was appointed to serve as Holley’s Chief Financial Officer, Sean Crawford was appointed to serve as Holley’s Chief Marketing Officer, Terrill M. Rutledge was appointed to serve as Holley’s Chief Information Officer and Vinod Nimmagadda was appointed to serve as Holley’s Executive Vice President of Corporate Development and New Ventures.

In connection with the Closing, each of Empower’s and its subsidiaries’ executive officers prior to the Closing resigned from his or her respective position as an executive officer of Empower, in each case effective as of the effective time on the Closing Date.

Role of Board in Risk Oversight

The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.

Director Independence

The board of directors has determined that each of Messrs. Rubel, Basham and Coady and Mses. Bianchini, Jones and Gloeckler are independent as defined under the NYSE listing standards. In making these determinations, the board of directors considered Messrs. Basham’s and Coady’s affiliation with Sentinel Capital Partners, which beneficially owns 57.35% of the issued and outstanding Common Stock. With respect to Mr. Rubel, the board of directors considered that Mr. Rubel serves as Chairman of MidOcean Partners’ Executive Board, an advisory board that provides industry insights to MidOcean Partners’ investment teams and portfolio companies. MidOcean beneficially owns 10.47% of the issued and outstanding Common Stock. In each case, the board of directors determined that such relationships did not impair such directors’ independence.

Committees of the Board of Directors

Mr. Rubel and Ms. Bianchini will serve as members of the audit committee of the board of directors, with Ms. Jones serving as its chair. Messrs. Basham and Coady will serve as members of the compensation and talent committee of the board of directors, with Ms. Gloeckler serving as its chair. Messrs. Basham and Coady will serve as members of the nominating and governance committee of the board of directors, with Ms. Gloeckler servings as its chair. Each committee operates under a charter that has been approved by our board of directors and is available on our website at https://investor.holley.com by following the links to /governance/governance-documents/. The committees have the composition and responsibilities described below.

Audit Committee

Our board of directors has established an Audit Committee. The Audit Committee consists of Ms. Jones, who serves as the chair and member of the Audit Committee, along with and Mr. Rubel and Ms. Bianchini as members. Each member of the Audit Committee qualifies as an independent director under the NYSE listing standards and SEC rules applicable to audit committee members.

Each member of the Audit Committee meets the financial literacy requirements of the NYSE listing standards and our board of directors has determined that each of Ms. Jones and Mr. Rubel is an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee is governed by a charter that complies with the NYSE listing standards. Our Audit Committee, among other things, has responsibility for:

•

assisting our board of directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent accountant’s qualifications and independence, and our accounting and financial reporting processes of and the audits of our financial statements;

•	preparing the report required by the SEC for inclusion in our annual proxy or information statement;

•	approving audit and non-audit services to be performed by the independent accountants; and

•	performing such other functions as our board of directors may from time to time assign to the audit committee.

Compensation and Talent Committee

Our board of directors has established a Compensation and Talent Committee (“Compensation Committee”). The Compensation Committee consists of Ms. Gloeckler, who serves as the chair and member of the Compensation Committee, along with Mr. Basham and Mr. Coady as members. Each member of the Compensation Committee qualifies as an independent director under the NYSE listing standards and SEC rules applicable to compensation committee members.

The Compensation Committee is governed by a charter that complies with NYSE listing standards. Our Compensation Committee, among other things, has responsibility for:

•

reviewing the compensation and benefits of our Chief Executive Officer and other executive officers and recommending such compensation for approval by the independent directors of the board or the board, as applicable;

•	recommending the amount and form of non-employee director compensation;

•	appointing and overseeing any compensation consultant; and

•	performing such other functions as our board of directors may from time to time assign to the compensation committee.

Nominating and Governance Committee

Our board of directors has established a Nominating and Governance Committee. The Nominating and Governance Committee consists of Ms. Gloeckler, who serves as the chair and member of the Nominating and Governance Committee, along with Mr. Basham and Mr. Coady as members. Each member of the Nominating and Governance Committee qualifies as an independent director under NYSE listing standards.

The Nominating and Governance Committee is governed by a charter that complies with NYSE listing standards. Our Nominating and Governance Committee, among other things, has responsibility for:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	developing and recommending to our board of directors a set of corporate governance guidelines and principles; and

•	overseeing our environmental, social and governance programs.

Director Nominations

As contemplated by the Merger Agreement, at the Closing, Holley, Sponsor, the Sponsor Investors, the Holley Stockholder and the Sentinel Investors entered into the Stockholders’ Agreement, pursuant to which the Holley Stockholder and the Sponsor have the right to designate nominees for election to Holley’s board of directors. Pursuant to the Stockholders’ Agreement, the Holley Stockholder

has nominated Messrs. Coady and Basham and Ms. Gloeckler and the Sponsor has nominated Mr. Rubel and Ms. Bianchini. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Stockholders’ Agreement” is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Ms. Gloeckler, who serves as the chair, along with Mr. Basham and Mr. Coady. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that will serve as a member of our board of directors or Compensation Committee. Mr. Coady is a partner of Sentinel Capital Partners, which was a party to that certain Management Services Agreement, dated October 26, 2018, by and among the Holley Stockholder, Holley and Holley Purchaser, Inc. (the “Holley MSA Parties”) and Sentinel Capital Partners (the “Management Services Agreement”). Such agreement terminated prior to the Closing. See the section entitled “Certain Relationships and Related Party Transactions” for additional information regarding this agreement.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the Code of Business Conduct and Ethics is available on our website at https://investor.holley.com/governance/governance-documents/ by following the link to the dropdown menu “Governance,” selecting “Governance Documents” and selecting “Code of Business Conduct Policy.” In the event Holley makes any amendments to, or grants any waiver from, a provision of the code that applies to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or NYSE rules, Holley will disclose such amendment or waiver and reasons therefore on its website at www.holley.com within the time period required by such rules. Our website is not part of this Current Report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted a corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at https://investor.holley.com/governance/governance-documents/ by following the link to the dropdown menu “Governance,” selecting “Governance Documents” and selecting “Corporate Governance Guidelines.”

Director Compensation

Information relating to director compensation following the Mergers is described in the Proxy Statement/Prospectus in the section entitled “Management of New Holley After the Business Combination—Post-Combination New Holley Director and Executive Compensation—Director Compensation” beginning on page 227, which information is incorporated herein by reference.

Executive Compensation

The compensation for Empower’s executive officers before the Closing is described in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation—Executive and Director Compensation of Empower” beginning on page 218, which information is incorporated herein by reference. The compensation of the named executive officers of Holley Intermediate prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation—Executive and Director Compensation of Holley” beginning on page 218, which information is incorporated herein by reference.

The general compensation programs of Holley’s executive officers after the Business Combination are described in the section of the Proxy Statement/Prospectus entitled “Management of New Holley After the Business Combination—Post-Combination New Holley Director and Executive Compensation” beginning on page 227, which information is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Executive Employment Agreements” is incorporated herein by reference.

The Incentive Plan was approved by Empower’s shareholders at the Extraordinary Meeting. A description of the Incentive Plan is set forth in the section of the Proxy Statement/Prospectus entitled “Proposal No. 7—The Incentive Plan Proposal” beginning on page 152 and is incorporated herein by reference. A copy of the complete text of the Incentive Plan is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

Our board of directors adopted a written policy regarding the review and approval or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, and any immediate family member of any of the foregoing persons) in which one or more of such related persons has a direct or indirect interest. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or disapproval of the transaction.

Certain relationships and related party transactions of Holley are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 235 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Holley Parent LLC Grants

The Holley Stockholder granted Class C Units, Class D-1 Units, Class D-2 Units and Class D-3 Units (collectively, the “Incentive Units”) from time to time pursuant to the Holley Stockholder LLCA and those certain equity grant agreements of Holley Stockholder to certain of its employees and other service providers, including certain executive officers of Holley. The grants of Incentive Units are intended to qualify as partnership interests for federal income tax purposes, and as a result, each named executive officer is a member of the Holley Stockholder and bound by all the terms and conditions stated in the Holley Stockholder’s LLCA.

On July 13, 2021, the Holley Stockholder made certain grants of Incentive Units to each of Messrs. Tomlinson, Bardos, Crawford, Rutledge, Trussell and Bruce, which will vest on the earlier to occur of (i) July 16, 2022 (the second anniversary of the Closing Date) and (ii) the date the Holley Stockholder is liquidated. The aggregate value of the Incentive Unit grants made to each of Tomlinson, Bardos, Crawford, Rutledge, Trussell and Bruce on July 13, 2021 is set forth below. All of the Incentive Units are generally subject to the terms and conditions of the Holley Stockholder LLCA, with the Class D-1 Units, Class D-2 Units and Class D-3 Units only participating in proceeds at such time that the Sentinel Investors achieve a return on their investment of 2.0 times, 2.5 times and 3 times, respectively.

Named Executive Officers:	Title	Grant Date Fair Value of Grant	Number of C Units	Number of D-1 Units	Number of D-2 Units	Number of D-3 Units
Tom Tomlinson	Chief Executive Officer	$5,955,441.09	688,476.90	811,834.33	874,830.61	702,007.45
Dominic Bardos	Chief Financial Officer	$100,000.01	11,560.47	13,631.81	14,689.60	11,787.67
Vinod Nimmagadda	Executive Vice President of Corporate Development & New Ventures	$100,000.00	11,560.47	13,631.81	14,689.60	11,787.67
Sean Crawford	Chief Marketing Officer	$1,765,507.57	204,100.95	240,670.61	259,346.04	208,112.12
Terrill M. Rutledge	Chief Information Officer	$1,182,310.56	136,680.64	161,170.31	173,676.72	139,366.81
Stephen Trussell	VP Finance	$1,328,304.41	153,558.21	181,071.91	195,122.64	156,576.08
Jason Richard Bruce	VP Business Development	$1,280,097.31	147,985.25	174,500.41	188,041.21	150,893.58

In addition, on May 8, 2020, the Holley Stockholder granted Class C Units, Class D-1 Units, Class D-2 Units and Class D-3 Units to certain employees, including Mr. Crawford. A description of the Incentive Units granted to Mr. Crawford on May 8, 2020 is included in the Proxy Statement/Prospectus in the section entitled “Narrative Disclosure to the Summary Compensation Table- Incentive Units” beginning on page 220, which is incorporated herein by reference.

Legal Proceedings

From time to time, Holley and its subsidiaries may become involved in additional legal proceedings arising in the ordinary course of our business. Holley and its subsidiaries have been and continue to be involved in legal proceedings that arise in the ordinary course of business, the outcome of which, if determined adversely to Holley or any of its subsidiaries, would not individually or in the aggregate have a material adverse effect on Holley’s business, financial condition and results of operations.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Empower’s common stock and warrants were historically quoted on the NYSE under the symbols “EMPW” and “EMPW WS,” respectively. On July 19, 2021, the Common Stock and Public Warrants were listed on the NYSE under the new trading symbols of “HLLY” and “HLLY WS,” respectively.

As of the Closing Date and following the completion of the Mergers, Holley had approximately 117,993,139 shares of Common Stock issued and outstanding held of record by 37 holders and approximately 14,666,667 Warrants outstanding held of record by 4 holders. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividends

Holley has not paid any cash dividends on Common Stock to date. Holley may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, Holley’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, Holley’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness Holley or its subsidiaries incur. Holley does not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

The Common Stock and Warrants issued in connection with the sales below were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

On August 21, 2020, the Sponsor purchased 7,187,500 Founder Shares for $25,000 in the aggregate. The Sponsor agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On November 20, 2020, the underwriters to Empower’s initial public offering declined to exercise their 45-day over-allotment option; thus, the 937,500 Founder Shares were forfeited by the Sponsor.

Concurrently with the completion of the initial public offering on October 9, 2020, the Sponsor purchased 4,666,667 Private Warrants at a price of $1.50 per Warrant, or $7,000,000 in the aggregate.

On the Closing Date, pursuant to the PIPE Subscription Agreements, the PIPE Investors purchased 24,000,000 shares of Common Stock at a price of $10.00 per share, or $240,000,000 in the aggregate.

On the Closing Date, immediately prior to the Domestication, the New FPA Purchasers purchased 5,000,000 Empower Units at a price of $10.00 per unit, or $50,000,000 in the aggregate. Following the Domestication, each Empower Unit was subsequently separated into one share of Common Stock and one-third of one Public Warrant.

Holley intends to file with the SEC a registration statement on Form S-1 covering the following share issuances: (A) 6,250,000 shares of Common Stock that were converted from Class B ordinary shares, par value $0.0001 per share, of Empower on a one-to-one basis in connection with the Domestication, (B) 4,666,667 Private Warrants that were issued prior to Empower’s initial public offering that, pursuant to the terms of the Warrant Agreement, dated October 6, 2020, by and between Empower and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), representing a right to acquire 4,666,667 shares of Common Stock, (C) 4,666,667 shares of Common Stock that, pursuant to the Warrant Agreement, underly the Private Warrants, (D) 24,000,000 shares of Common Stock that were issued to the PIPE Investors in connection with the consummation of the Business Combination pursuant to PIPE Subscription Agreements, (E) 5,000,000 shares of Common Stock that were issued to New FPA Purchasers in connection with the consummation of the Business Combination pursuant to the A&R FPA, (F) 1,666,667 Public Warrants that were issued to New FPA Purchasers in connection with the consummation of the Business Combination pursuant to the A&R FPA, representing the right to acquire 1,666,667 shares of Common Stock, and (G) 1,666,667 shares of Common Stock that underly the Public Warrants that were issued pursuant to the A&R FPA.

Description of Registrant’s Securities to be Registered

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the certificate of incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or to one vote per share on matters to be voted on by stockholders and are not entitled to cumulative voting in the election of directors. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the certificate of incorporation. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our Common Stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Warrants

As of the Closing Date, there were 14,666,667 Warrants outstanding, consisting of 10,000,000 Public Warrants and 4,666,667 Private Warrants.

Public Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 9, 2021, except as discussed below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on July 16, 2026, the date that is five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. The registration statement of which this prospectus forms a part registers all of the Public Warrants issued pursuant to the A&R FPA and all of the Private Warrants. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. The registration statement of which this prospectus forms a part registers all of the Public Warrants issued pursuant to the A&R FPA and all of the Private Warrants pursuant to this requirement. However, if our shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the fair market value less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00. Once the Warrants become exercisable on October 9, 2021, we may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 day’s prior written notice of redemption to each Warrant holder, if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—— Anti-dilution Adjustments”) as well as the $11.50 per share of Common Stock exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00. Once the Warrants become exercisable on October 9, 2021, we may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.10 per Warrant, upon a minimum of 30 days’ prior written notice of redemption if, and only if, the closing price of our shares of Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “ — Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the redemption fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “ — Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant immediately so adjusted. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted pursuant to the second paragraph under the heading “ — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the share prices immediately prior to the adjustment less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of share of Common Stock
(period to expiration of Warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

This redemption feature differs from the typical Warrant redemption features used by many other blank check companies, which typically only provide for a redemption of Warrants for cash (other than the Private Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Common Stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. This redemption feature was established to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold discussed above. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.

As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, Holley (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Maximum Percentage Procedures. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. If the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For these purposes, “historical fair market value” means the volume weighted average price of a share of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our certificate of incorporation or bylaws with respect to any other provision relating to the rights of holders of Common Stock, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which Holley is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock issuable upon exercise thereof, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock.

Private Placement Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) are not transferable, assignable or salable until August 15, 2021, the date that is 30 days after the Closing (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants) and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Warrants or any provision of the Warrant Agreement with respect to the Private Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Warrants.

If a holder of the Private Warrants elects to exercise a Private Warrant on a cashless basis, the holder would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the

Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant agent. The reason these Warrants permit a cashless exercise so long as they are held by our Sponsor and its permitted transferees is because it was not known at time of issuance whether they would be affiliated with us following the Business Combination, which would significantly limit their ability to sell our securities in the open market. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public investors who could exercise their Warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities.

Indemnification of Directors and Officers

A description of Holley’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the sections entitled “Certain Relationships and Related Party Transactions—Empower’s Limitation on Liability and Indemnification of Officers and Directors” and “Description of New Holley Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” beginning on pages 243 and 250 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Subscription Agreements, the PIPE Financing, and the A&R FPA set forth above under “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The information regarding unregistered sales of equity securities set forth under “Item 2.01 Completion of Acquisition or Disposition of Assets—Recent Sales of Unregistered Securities” in this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, Empower filed the Certificate of Incorporation of Holley (the “Certificate”) with the Secretary of State of the State of Delaware. The material terms of the Certificate and the general effect upon the rights of holders of Holley’s capital stock are described in the sections of the Proxy Statement/Prospectus entitled “Proposal No. 4—The Binding Charter Proposal” beginning on page 142 of the Proxy Statement/Prospectus, which information is incorporated herein by reference. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, Holley adopted bylaws (the “Bylaws”). A copy of Holley’s Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant

The information set forth above under “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding Holley’s directors and executive officers and the compensation that will be paid to them set forth under the headings “Information about Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Closing, Graham Clempson, Krishnan Anand, Jeffrey Jones and Beth Kaplan resigned as directors of Empower and Matthew Rubel, Graham Clempson and Andrew Spring resigned as officers of Empower and its subsidiaries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics

On July 16, 2021, the board of directors of Holley adopted the Code of Business Conduct and Ethics (the “Code”) applicable to all directors, officers and associates of Holley. Among other things, the Code establishes certain guidelines and principles relating to (i) compliance with laws and regulations, (ii) conflicts of interest, (iii) corporate opportunities, (iv) gifts, (v) confidentiality, (vi) protection and use of Holley assets, (vii) record keeping, (viii) environmental, health and safety, (ix) competition and fair dealing, (x) discrimination and harassment, (xi) prohibition against payments to government personnel, and (xii) insider information and securities trading, as well as establishes internal reporting and compliance procedures.

The foregoing description of the Code is not complete and is qualified in its entirety by reference to the complete text of Code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Mergers, which fulfilled the definition of a business combination as required by the amended and restated memorandum and articles of association of Empower, dated October 6, 2020, Holley ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Mergers are described in the Proxy Statement/Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal—The Merger Agreement” beginning on page 104 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 16, 2021, Holley issued a press release announcing the consummation of the business combination between Empower Ltd. and Holley Intermediate, which is included in this Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The following historical financial statements of Holley Intermediate and the related notes beginning on page F-3 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) audited financial statements of Empower Ltd. as of December 31, 2020 and for the period from August 19, 2020 (inception) through December 31, 2020 and (ii) unaudited condensed financial statements as of March 31, 2021 and December 31, 2020 (Restated) and for the three months ended March 31, 2021.

The following historical financial statements of Holley Intermediate and the related notes beginning on page F-45 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) audited consolidated financial statements of Holley Intermediate as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019, and 2018 and (ii) unaudited condensed consolidated financial statements as of March 28, 2021 and for the thirteen weeks ended March 28, 2021.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated by reference herein.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of March 11, 2021, by and among Empower Ltd., Empower Merger Sub I Inc., Empower Merger Sub II LLC and Holley Intermediate Holdings, Inc.(incorporated by reference to Exhibit 2.1 to Empower’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

3.1*	Certificate of Incorporation of Holley, dated July 16, 2021.

3.2*	Bylaws of Holley.

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Empower’s Registration Statement on Form S-1/A (File No. 333-248899), filed with the SEC on September 25, 2020).

4.2	Warrant Agreement, dated October 6, 2020, by and between Empower Ltd. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Empower’s Current Report on Form 8-K, filed with the SEC on October 13, 2020).

4.3	Specimen Common Stock Certificate of Holley Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Empower’s Registration Statement on Form S-4/A (File No. 333-255133), filed with the SEC on May 25, 2021).

10.1	Amended and Restated Forward Purchase Agreement, dated as of March 11, 2021, by and between Empower Ltd. and Empower Funding LLC. as assigned to MidOcean Partners V, L.P. and MidOcean Partners V, L.P. (incorporated by reference to Exhibit 10.4 to Empower’s Registration Statement on Form S-4 (File No. 333-255133), filed with the SEC on April 8, 2021).

10.2	Form of Subscription Agreement, by and between Empower and the Subscriber party thereto (incorporated by reference to Exhibit 10.4 to Empower’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

10.3	Sponsor Agreement, dated as of March 11, 2021, by and among Empower Ltd., Empower Sponsor Holdings LLC, and Holley Parent Holdings, LLC (incorporated by reference to Exhibit 10.1 to Empower’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

10.4	Lock-up Agreement, dated as of March 11, 2021, by and between Empower Ltd. and Holley Parent Holdings, LLC (incorporated by reference to Exhibit 10.3 to Empower’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

10.5*	Amended and Restated Registration Rights Agreement, dated as of July 16, 2021, by and among Empower Sponsor Holdings LLC, Holley Parent Holdings LLC and Holley Inc.

10.6*	Stockholders’ Agreement, dated as of July 16, 2021, by and among Holley Inc., Empower Sponsor Holdings LLC, MidOcean Partners V, L.P., MidOcean Partners V Executive, L.P., Holley Parent Holdings, LLC, Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P., and Sentinel Capital Investors V, L.P.

10.7#	Holley 2021 Stock Incentive Plan (Exhibit 10.12 of Amendment No. 1 to Empower’s Registration Statement on Form S-4/A (File No. 333-255133), filed with the SEC on May 24, 2021).

10.8	Letter Agreement, dated October 6, 2020, by and among Empower and Empower Sponsor Holdings LLC and each of the officers and directors of Empower Ltd. (incorporated by reference to Exhibit 10.4 to Empower’s Current Report on Form 8-K, filed with the SEC on October 13, 2020).

10.9*#	New Executive Agreement, effective July 16, 2021, by and among Holley Intermediate Holdings Inc. and Thomas W. Tomlinson (as assigned to Holley Inc.).

10.10*#	New Executive Agreement, effective July 16, 2021, by and among Holley Intermediate Holdings Inc. and Dominic Bardos (as assigned to Holley Inc.).

10.11*#	New Executive Agreement, effective July 16, 2021, by and among Holley Intermediate Holdings Inc. and Sean Crawford (as assigned to Holley Inc.).

10.12*#	New Executive Agreement, effective July 16, 2021, by and among Holley Intermediate Holdings Inc. and Terrill M. Rutledge (as assigned to Holley Inc.).

10.13*#	New Executive Agreement, effective July 16, 2021, by and among Holley Intermediate Holdings Inc. and Vinod Nimmagadda (as assigned to Holley Inc.).

10.14*#	Form of Indemnification Agreement of Holley Inc.

10.15#	Indemnity Agreement, dated October 9, 2020, between Empower and Matthew Rubel (incorporated by reference to Exhibit 10.7 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.16#	Indemnity Agreement, dated October 9, 2020, between Empower and Andrew Spring (incorporated by reference to Exhibit 10.8 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.17#	Indemnity Agreement, dated October 9, 2020, between Empower and Beth Kaplan (incorporated by reference to Exhibit 10.9 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.18#	Indemnity Agreement, dated October 9, 2020, between Empower and Gina Bianchini (incorporated by reference to Exhibit 10.10 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.19#	Indemnity Agreement, dated October 9, 2020, between Empower and Graham Clempson (incorporated by reference to Exhibit 10.11 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.20#	Indemnity Agreement, dated October 9, 2020, between Empower and Jeffrey Jones (incorporated by reference to Exhibit 10.12 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.21#	Indemnity Agreement, dated October 9, 2020, between Empower and Krishnan Anand (incorporated by reference to Exhibit 10.13 of Empower’s Form 10-K, filed with the SEC on March 8, 2021).

10.22*#	Form of Option Grant Notice and Agreement

10.23*#	Form of Restricted Stock Unit Grant Notice and Agreement

14.1*	Code of Business Conduct and Ethics

21.1	Subsidiaries of Holley Inc. (incorporated by reference to Exhibit 21.1 to Empower Ltd.’s Proxy Statement/Prospectus (File No. 333-255133), filed with the SEC on April 8, 2021, as amended).

99.1*	Press Release issued by Holley Inc. on July 16, 2021.

99.2*	Holley Inc. unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020.

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY INC.

By:	/s/ Dominic Bardos

Name: Dominic Bardos
Title: Chief Financial Officer

Date: July 21, 2021